October 22, 2014 TCBI Q3 2014 Earnings

Certain matters discussed on this call may contain forward-looking statements, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. Texas Capital is under no obligation, and expressly disclaims such obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission. 2

Opening Remarks & Financial Highlights 3 Core Earnings Power Strong Balanced Growth Credit Quality • Exceptional growth in traditional LHI balances despite highly competitive C&I market • Growth in mortgage finance loans (MFLs) as seasonality returns • Continued strong growth in deposits, improving low-cost funding composition • Average DDA growth exceptionally strong in Q3-2014 • Asset sensitivity position continues to be very favorable • Growth in total loans produced strong growth in net revenue • Operating leverage improved with rate of growth in net revenue greater than NIE • Business model focused on organic growth demonstrates ability to produce high returns on invested capital • Growth driven by improvement in market share with increased capacity resulting from success in recruiting and product extension • Credit metrics remain strong • NCOs at 3 bps in Q3-2014 and 8 bps YTD • Further reduction in NPAs – now below pre-crisis levels • High allowance coverage ratios • Provision primarily related to growth in core LHI

Revenue & Expense 4 • High returns maintained with effective deployment of additional capital • Significant improvement in operating leverage and Efficiency Ratio • Strong capacity for Net Revenue growth • Total loans spreads remained above 4.00% • Net Revenue increased 8% from Q2-2014 • Reduction in NIM driven by MFL growth, liquidity build and debt issuance in Q1 • Reduced rate of growth in NIE • Effective utilization of professional resources and reduction in legal expense • Linked quarter increase in incentive expense linked to performance and change in stock price • Provision expense related to growth represents net interest income contribution of loan growth for 3+ months Revenue & Expense Trends Revenue & Expense Highlights 0 100,000 200,000 300,000 400,000 500,000 2009 2010 2011 2012 2013 YTD Q3- 2014* Non-interest Income Net Interest Income Non-interest Expense Operating Revenue CAGR: 19% Net Interest Income CAGR: 20% Non-interest Income CAGR: 8% Non-interest Expense CAGR: 15% Net Income CAGR: 43% * Annualized based on 9/30/14 data.

Net Interest Income & Margin 5 • Net interest income growth of 9% from Q2-2014 and 16% from Q3- 2013 • Yields on traditional LHI stable with 6% growth from Q2-2014 • MFL growth benefits NII • Yield reduction based on profile of customers • Composition resulted in 5 bps reduction in NIM • Favorable deposit position • Core funding costs – deposits and borrowed funds – down slightly to 16 bps • Deposit growth consistent with plan to increase liquidity • Minor benefit to NII • Impact on NIM consistent with objectives • NIM reduction of 5 bps compared to Q2- 2014 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 0.0 20.0 40.0 60.0 80.0 100.0 120.0 Net Interest income ($MM) Net Interest Margin (%) Earning Asset Yield (%) Total Loan Spread (%) Net Interest Income & Margin Trends NIM Highlights

Analysis of Net Interest Income & Expenses 6 NII ($MM) NIM (%) $115.4 Q2 2014 3.87% − Increase in liquidity (.05) (1.6) Mix shift with MFL growth (.05) (1.5) Decrease in MF loan yields (.04) .2 Increase in LHI loan yields .01 − Increase in contribution from free funds .02 1.4 Impact of increase in day count - 11.6 Impact of increase in earning assets - .2 Other .01 $125.7 Q3 2014 3.77% Non interest expense ($MM) Linked quarter increases/ (decreases) Q2 2014 $69.8 Salaries and employee benefits – related to stock price changes 1.4 Salaries and employee benefits – performance based incentives, LTI and annual incentive pool 1.8 Legal & other professional – effective use of professional services; legal reduced and varies by quarter (2.3) Salaries and employee benefits – continued build out .6 All other .6 Q3 2014 $71.9

Performance Summary 7 (in thousands) Q3 2014 Q2 2014 Q1 2014 Q4 2013 Q3 2013 Net interest income $ 125,661 $ 115,407 $ 108,315 $ 111,475 $ 108,776 Non-interest income 10,396 10,533 10,356 11,184 10,431 Net revenue 136,057 125,940 118,671 122,659 119,207 Provision for credit losses 6,500 4,000 5,000 5,000 5,000 OREO valuation and write-down expense − − − 466 − Total provision and OREO valuation 6,500 4,000 5,000 5,466 5,000 Non-interest expense 71,915 69,768 69,321 69,825 62,009 Income before income taxes 57,642 52,172 44,350 47,368 52,198 Income tax expense 20,810 18,754 16,089 17,012 18,724 Net income 36,832 33,418 28,261 30,356 33,474 Preferred stock dividends 2,438 2,437 2,438 2,438 2,437 Net income available to common shareholders $ 34,394 $ 30,981 $ 25,823 $ 27,918 $ 31,037 Diluted EPS $ .78 $ .71 $ .60 $ .67 $ .74 Net interest margin 3.77% 3.87% 3.99% 4.21% 4.21% ROA 1.07% 1.08% 1.01% 1.10% 1.25% ROE 12.11% 11.38% 10.20% 11.94% 13.74% Efficiency(1) 52.9% 55.4% 58.4% 56.9% 52.0% (1) Excludes OREO valuation charge

2014 Outlook 8 Business Driver 2014 Outlook v. 2013 Results Changes since July 23, 2014 Average LHI Low 20’s percent growth, pace declining − Average LHI – Mortgage Finance Low to mid teens percent growth, with expected decreases in Q4-2014 Increased from flat to slight increase Average Deposits Upper 20’s percent growth Increased from low 20’s Liquidity Assets Growth with 5-8 bps impact on NIM; impact increasing with minimal impact on net interest income No change, depends on growth in MFLs and deposits Net Interest Income Low double-digit percent growth − Net Interest Margin Small decrease from previous outlook, now 3.75% to 3.85% Decreased from 3.80% to 3.90% due to growth in MFLs and liquidity Net Charge-Offs Less than 0.15%, and continued strong credit quality − NIE High single-digit to low double-digit percent growth − Efficiency Ratio Less than 55%, slight reduction from 2013 −

Loan & Deposit Growth 9 • Broad-based growth in average traditional LHI – Growth of $439.0 million (5%) from Q2-2014 and $1.7 billion (22%) from Q3-2013 • Period-end balance $262.9 million higher than Q3-2014 average balance and 20% above Q3-2013 period-end balance. Quarter-end balance is 30% above average for all of 2013 • MF performance exceeded industry trends with increase in averages of 22% from Q2-2014 • Average DDA increased 29% from Q2-2014 and 49% from Q3-2013 • Total average deposits increased 16% from Q2-2014 and 32% from Q3-2013 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2009 2010 2011 2012 2013 2014 Demand Deposits Interest Bearing Deposits Loans HFI Growth Highlights Balance Trends Total Loan Composition ($13.5 Billion at 9/30/14) Demand Deposit CAGR: 42% Total Deposit CAGR: 25% Loans Held for Investment CAGR: 18% Business Assets 30% Energy 6% Highly Liquid Assets 1% Mortgage Finance 28% Other Assets 3% Comml R/E Mkt. Risk 17% Residential R/E Mkt. Risk 8% Owner Occupied R/E 5% Unsecured 2%

Asset Quality 10 • Total credit cost of $6.5 million for Q3-2014, compared to $4.0 million in Q2-2014 and $5.0 million in Q3-2013 • NCOs $595,000, or 3 bps, in Q3-2014 compared to 11 bps in Q2-2014 and less than 1 bp in Q3-2013 • No OREO valuation charge in Q3-2014, Q2-2014 or Q3- 2013 • Reduction in NPAs and OREO now less than $1 million Asset Quality Highlights Non-accrual loans Q3-2014 Commercial $ 25,006 Construction – Real estate 12,717 Consumer – Equipment leases 10 Total non-accrual loans 37,733 Non-accrual loans as % of loans excluding MF .39% Non-accrual loans as % of total loans .28% OREO 617 Total Non-accruals + OREO $ 38,350 Non-accrual loans + OREO as % of loans excluding MF + OREO .40% Reserve to non-accrual loans 2.6x 1.14% 0.58% 0.10% 0.07% 0.08% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2010 2011 2012 2013 2014 NCO / Average Traditional LHI

EPS Growth 11 2009^ 2010 2011 2012 2013 YTD 9/30/2014 $0.71 $1.00 $1.99 $3.01 $2.72 $2.09 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 ^Excludes $.15 effect of preferred TARP dividend during 2009. Reported EPS was $0.56. EPS Growth (5-yr CAGR of 40%)

Closing Comments • Proven organic growth business model continues to produce in key lines of business with improvements in operating leverage • Solid core earnings power and strong asset growth expected to continue in 2014 and beyond • Continue to have critical focus on maintaining excellent credit quality • Continued success in building liquidity • Continue to be highly asset sensitive based on how we run our business; now better positioned to take advantage of increases in short-term rates • Successful track record of talent acquisition • Though seasonality is expected to reduce balances from Q3-2014, Mortgage Finance is clearly exceeding industry trends with improved market position 12

Q&A 13

Appendix 14

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q3 2014		Q2 2014		Q3 2013	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 46,413	3.86%	$ 50,487	4.00%	$ 71,717	4.25%
Fed funds sold & liquidity investments	388,855	.25%	198,058	.22%	167,613	.19%
Loans held for investment, mortgage finance	3,452,782	3.13%	2,822,560	3.30%	2,362,118	3.79%
Loans held for investment	9,423,259	4.52%	8,984,230	4.51%	7,731,901	4.72%
Total loans, net of reserve	12,784,614	4.18%	11,716,685	4.25%	10,014,468	4.53%
Total earning assets	13,219,882	4.06%	11,965,230	4.19%	10,253,798	4.46%
Total assets	$13,629,609		$12,362,168		$10,637,766	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$ 6,856,542	.27%	$ 6,326,034	.27%	$ 5,612,874	.26%
Other borrowings	309,868	.20%	666,405	.18%	539,767	.20%
Subordinated notes	286,000	5.88%	286,000	5.95%	111,000	6.54%
Long-term debt	113,406	2.19%	113,406	2.19%	113,406	2.23%
Total interest bearing liabilities	7,565,816	.50%	7,391,845	.51%	6,377,047	.40%
Demand deposits	4,669,772		3,629,941		3,124,602	
Stockholders' equity	1,276,603		1,241,787		1,046,477	
Total liabilities and stockholders' equity	$13,629,609	.28%	$12,362,168	.31%	$10,637,766	.24%
Net interest margin		**3.77%**		**3.87%**		**4.21%**
Total deposits and borrowed funds	**$11,836,182**	**.16%**	**$10,622,380**	**.17%**	**$ 9,277,243**	**.17%**
Loan spread		**4.02%**		**4.08%**		**4.36%**

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Texas Capital Bancshares, Inc.

Average Balance Sheet - Quarterly 16 (in thousands) QTD Average Q3/Q2 % Change YOY % Change Q3 2014 Q2 2014 Q3 2013 Total assets $13,629,609 $12,362,168 $10,637,766 10% 28% Loans held for investment 9,423,259 8,984,230 7,731,901 5% 22% Loans held for investment, mortgage finance 3,452,782 2,822,560 2,362,118 22% 46% Total loans 12,876,041 11,806,790 10,094,019 9% 28% Securities 46,413 50,487 71,717 (8)% (35)% Demand deposits 4,669,772 3,629,941 3,124,602 29% 49% Total deposits 11,526,314 9,955,975 8,737,476 16% 32% Stockholders’ equity 1,276,603 1,241,787 1,046,477 3% 22%

Ending Balance Sheet - Quarterly 17 (in thousands) Period End Q3/Q2 % Change YOY % Change Q3 2014 Q2 2014 Q3 2013 Total assets $14,266,214 $13,532,536 $10,797,448 5% 32% Loans held for investment 9,686,134 9,152,715 8,051,328 6% 20% Loans held for investment, mortgage finance 3,774,467 3,700,253 2,262,085 2% 67% Total loans 13,460,601 12,852,968 10,313,413 5% 31% Securities 43,938 49,330 67,815 (11)% (35)% Demand deposits 4,722,479 4,181,774 3,242,060 13% 46% Total deposits 11,715,808 10,757,316 8,957,081 9% 31% Stockholders’ equity 1,297,922 1,262,816 1,066,629 3% 22%